NON-DISCLOSURE AND NON-CIRCUMVENT AGREEMENT


     THIS AGREEMENT is entered into effective this 12th day of March, 1998, between IriScan, Inc. (hereinafter "IriScan"), having its principal office at 133-Q Gaither Drive, Mt. Laurel, New Jersey 08054, and Anonymous Data Corporation, (hereinafter "ADC") having its principal office at 4340 S. Valley View Drive, Las Vegas, Nevada 89103.


     WHEREAS, the above parties contemplate discussions concerning IriScan's biometric technologies based on the recognition of light patterns and images as reflected from the iris in the human eye, which discussions shall be for the following purpose(s): 1) Protection of employee medical records relative to drug testing results, 2) Protection of medical records relative to infectious diseases, 3) Protection of genetic testing records; and related projects. And,


     WHEREAS, in order to facilitate such discussions, certain confidential and proprietary information, including without limitation technical, patented, financial, or business information and trade secrets, may be disclosed between the parties.

     NOW THEREFORE, for good and valuable consideration and intending to be legally bound, the parties agree as to the follwing:

     1. The term "Information", as used in this Agreement, means all specifications, drawings, sketches, models, samples, reports, plans, forecasts, current or historical data, computer programs or documentation and all other technical, financial or business data, as well as any trade secrets or other information concerning the business, customers, methods, operations and services of a party.

     2. "Proprietary information" is defined as information of the disclosing party, not generally available to the public, which the disclosing party desires to protect against unrestricted disclosure or competitive use.

     3. All information of the disclosing party disclosed to or otherwise available to the other party as a result of the discussions hereunder or subsequent work with each other shall be protected hereunder as Proprietary Information of the disclosing party unless:

       a. if in writing or other tangible form, it is conspicuously labled by the disclosing party as not Proprietary Information; and

       b. if oral, it is identified by the disclosing party as not Proprietary Information.

          Either party shall have the right to change any information incorrectly designed as not Proprietary by written notification as soon as practical after such error is determined. The party receiving said information shall, from that time forward, treat such information as Proprietary Information.

     4. All disclosures of Proprietary Information between the parties pursuant to this Agreement shall be made by or under the supervision of a Designated Coordinator for each party (identified in Paragraph 12 below). Such Designated Coordinators shall first agree what Information submitted by the disclosing party is not Proprietary Information before the receiving party accepts the Information as not Proprietary Information.

     5. Except as otherwise specified and subject to the provisions in Paragraph 6 below with respect to any Proprietary Information provided hereunder, the receiving party shall use the highest degree of care and discretion to limit disclosure of such Proprietary Information including taking steps:

 a. to restrict disclosure of Proprietary Information solely to its employee with a need to know and not disclose such Proprietary Information to any other parties;

 b. to advise all employees and Authorized Advisors of receiving party with access to the Proprietary Information of the obligation for protecting the Proprietary Information as provided hereunder; and

c. to use the Proprietary Information provided hereunder only for purposes directly related to the Purposes described first above herein and for no other purposes.

          The "Authorized Advisor" is such other person(s), who is an advisor to receiving party necessary for the Purposes described first above, who disclosing party in writing has authorized to receive Proprietary Information of disclosing party, and who agrees in writing to the satisfaction of disclosing party to be bound by the terms hereof, Proprietary Information may not be reproduced or copied, in part or in whole, without the prior written consent of the disclosing party.

     6. All Proprietary Information (including any reproductions and copies thereof) shall remain the property of the disclosing party and shall be returned by the receiving party to the disclosing party upon request. No disclosure of any Proprietary Information hereunder shall be construed a public disclosure of such Proprietary Information by either party for any purpose whatever. The obligations imposed upon either party herein shall not apply to information wheter or not designated as Proprietary

Information which is disclosed pursuant to a valid order of a court or other governmental body or any political subdivision thereof: provided, however, that the recipient of the order shall first have given notice to the disclosing party and made a reasonable effort to obtain a protective order requiring that the Information and/or documents so disclosed to be used only for the purposes for which the order was issued.

     7. IriScan and ADC agree to make full disclosure of any business dealings or arrangements with third parties, persons or entities introduced by the other party in connection with such Confidential Information and/or projects. The spirit of mutual trust and confidence and equitable treatment, shall be the underlying principle of this undertaking, and IriScan and ADC agree to adhere thereto.

     8. Nothing contained in this Agreement shall be construed as granting or conferring any rights by license or otherwise in any Proprietary Information disclosed to the receiving party. If the parties hereto decide to enter into any arrangement regarding any Proprietary Information develops herefrom, it shall only be done on the basis of a separate written agreement between them.

     9. IriScan and ADC hereby agree not to circumvent, or to attempt to circumvent, this Agreement in an effort to deprive the other party to this agreement of fees, commissions or other remuneration, in connection with the use of Confidential Information and/or in pursuit of the above listed purposes and projects, and both parties shall indemnify the other against any circumvention or attempt to circumvent by the offending party.

     10. The furnishing of Proprietary Information hereunder shall not obligate either party to enter into any further agreement or negotiation with the other or to refrain from entering into an agreement or negotiation with any other party.

     11. In the event either party discloses, disseminates or releases any Proprietary Information received from the other party or threatens to do so, except as authorized hereunder, such disclosure, dissemination or release will be deemed a material breach of this Agreement and the disclosing party may demand prompt return of all Proprietary Information previously provided to such party and obtain a preliminary and permanent injunction enjoining any such disclosure, dissemination or release. The provisions of this paragraph are in addition to any other legal right or remedies the party whose Proprietary Infromation has been disclosed, disseminated or released may have under federal or state law including without limitation, any claims for disclosing party's direct and consequential damages. The prevailing party in any dispute hereunder shall be entitled to its costs and expenses in connection with enforcement and any claim for damages for any violation of this Agreement, including its reasonable attorneys' fees and court costs.

     12.  The Designated Coordinators for the parties are:
          FOR IRISCAN:

                    John E. Siedlarz, President
                    IriScan, Inc.
                    133-Q Gaither Drive
                    Mt. Laurel, NJ 08054
                    Telephone:  (609) 234-7977
                    Fax:  (609) 234-4768

          FOR Anonymous Data Corporation:

                    James E. Beecham, MD, President
                    Anonymous Data Corporation
                    4340 S. Valley View Drive,
                    Las Vegas, Nevada 89103
                    Telephone:  (702) 221-0756
                    Fax: (702) 227-8413

          Each party may change its Designated Coordinator at any time during the term of this Agreement by notifying the Designated Coordinator for the other party in writing. All notices hereunder shall be in writing and mailed, faxed, or delivered to the Designated Coordinator at the place or fax number listed above.

     13. This Agreement shall be effective, covering all present and future negotiations by and between IriScan and ADC concerning the use by IriScan and ADC of such Confidential Information and/or projects from the date of this Agreement and shall continue for three (3) years. If IriScan and ADC enter into any collateral agreements during this three year period, the provisions of this Non-disclosure and Non-circumvent agreement shall remain effective and in force until the expiration of any such subsequent or collateral agreements.

     14. This Agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous oral or written agreements and representations with regard to the subject matter thereof. This Agreement may not be modified except by a writing signed by both parties. If any provision of this Agreement shall be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.

     15.  This Agreement shall be governed by the laws of the State of New
          Jersey.

     IN WITNESS WHEREOF, authorized officers of the parties have executed this Agreement the date stated below, to be effective the date and year first above written.




IriScan, Inc.                           Anonymous Data Corporation

By: /s/John Siedlarz                    By:/s/ James Beecham

Name:    John E. Siedlarz               Name:   James E. Beecham

Title:  Pres/CEO                        Title:   Pres/CEO

Date:  03/12/98                         Date:  03/14/98